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                                                                 EXHIBIT 99.1

We hereby consent to the use of our opinion letter to the Board of Directors of Datron Systems Incorporated included as Annex C to the information statement-prospectus which forms a part of all post effective amendments to the registration statement on Form S-4 relating to the merger provided for in the Agreement and Plan of Reorganization dated as of June 24, 2001 among Datron Systems Incorporated, The Titan Corporation and Gem Acquisition Corp, and to the references to such opinion therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Philpott, Ball & Werner


By: /s/ GEORGE M. BALL
        -------------------------
        George M. Ball
        Chairman

August 16, 2001